Exhibit 24.1

POWER OF ATTORNEY

The undersigned officers and directors of Markel Group Inc. (the Company) hereby appoint Thomas S. Gayner, Michael R. Heaton, Richard R. Grinnan and Brian J. Costanzo (each with full power to act alone), as their true and lawful attorneys-in-fact, and grant unto each of them the authority in their name and on their behalf to execute and file (individually and in the capacity stated below) any documents relating to the registration by the Company of securities of the Company in connection with the Company’s filing of one or more Registration Statements on Form S-3 and any and all amendments (including post-effective amendments) or supplements thereto, with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto each of them full power and authority to perform each and every act necessary in order to accomplish the foregoing registration as fully as the undersigned might do.

IN WITNESS WHEREOF, each of the undersigned has signed this power of attorney this 21st day of February, 2024.

/s/ Thomas S. Gayner	/s/ Greta J. Harris
Thomas S. Gayner, Chief Executive Officer and Director (Principal Executive Officer)	Greta J. Harris, Director

/s/ Brian J. Costanzo	/s/ Morgan E. Housel
Brian J. Costanzo, Chief Financial Officer (Principal Financial Officer)	Morgan E. Housel, Director

/s/ Meade P. Grandis	/s/ Diane Leopold
Meade P. Grandis, Chief Accounting Officer (Principal Accounting Officer)	Diane Leopold, Director

/s/ Steven A. Markel	/s/ Anthony F. Markel
Steven A. Markel, Chairman of the Board and Director	Anthony F. Markel, Director

/s/ Mark M. Besca	/s/ Harold L. Morrison
Mark M. Besca, Director	Harold L. Morrison, Jr., Director

/s/ K. Bruce Connell	/s/ Michael O’Reilly
K. Bruce Connell, Director	Michael O’Reilly, Director

/s/ Lawrence A. Cunningham	/s/ A. Lynne Puckett
Lawrence A. Cunningham, Director	A. Lynne Puckett, Director